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                           EXHIBIT 4

                       POE & BROWN, INC.
                   STOCK PERFORMANCE PLAN


     Poe & Brown, Inc., a corporation organized under the laws of the State of Florida, establishes this Stock Performance Plan for the purposes of attracting and retaining Key Employees, providing an  incentive for Key Employees to achieve long-range performance goals,  and  enabling Key Employees to share  in  the  successful performance  of  the  stock  of Poe & Brown,  Inc.,  as  measured against pre-established performance goals.



                    ARTICLE I - DEFINITIONS

      1.01 Award Effective Date means, with respect to each share of Performance Stock, the date on which the award of the share of

Performance  Stock to a Key Employee is effective.  An  award  of

Performance  Stock shall be effective (i) as of the date  set  by the  Committee when the award is made or, (ii) if  the  award  is made  subject  to one, or more than one, condition under  Section

6.02  of this Plan, as of the date the Committee in its sole  and absolute  discretion determines that such condition or conditions have been satisfied.

     1.02 Board means the Board of Directors of Poe & Brown, Inc.

      1.03  Change  in Control means (i) the acquisition  of  the power  to  direct, or cause the direction of, the management  and policies  of  the  Company by a person not previously  possessing such  power, acting alone or in conjunction with others,  whether through ownership of Stock, by contract or otherwise, or (ii) the acquisition, directly or indirectly, of the power to vote  twenty percent or more of the outstanding Stock by a person or persons.

For purposes of this Section 1.03, the term "person" means a natural person, corporation,

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partnership, joint venture,  trust,

government or instrumentality of a government.  Also for purposes

of   this  Section  1.03,  customary  agreements  with  or  among underwriters  and selling group members with respect  to  a  bona fide public offering of Stock shall be disregarded.

      1.04  Code  means  the Internal Revenue Code  of  1986,  as amended.

     1.05 Committee means the Compensation Committee of the Board or, if the Compensation Committee at any time has less than three members  or  has a member who fails to come within the definition of  a  "disinterested person" within the meaning  of  Rule  16b-3 under  the  Securities  Exchange  Act  of  1934,  as  amended,  a committee  that shall have at least three members, each  of  whom shall  be  appointed by and shall serve at the  pleasure  of  the

Board  and  shall come within the definition of a  "disinterested person"  within  the meaning of Rule 16b-3 under  the  Securities

Exchange Act of 1934, as amended.

      1.06  Company  means  Poe  &  Brown,  Inc.,  a  corporation organized under the laws of the State of Florida.

      1.07 Disability means a physical or mental condition  of  a

Key  Employee  resulting from bodily injury,  disease  or  mental disorder  that  renders him or her incapable of engaging  in  any occupation or employment for wage or profit.  Disability does not include  any physical or mental condition resulting from the  Key

Employee's engagement in a felonious act, self-infliction  of  an injury, or performance of military service.  Disability of a  Key

Employee shall be determined by a licensed physician selected  by the Committee in its sole and absolute discretion.

      1.08  Key Employee means a full time, salaried employee  of the  Company who, in the judgment of the Committee acting in  its sole  and  absolute  discretion,  is  a  key  to  the  successful operation of the Company.

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     1.09 Performance Stock means Stock awarded to a Key Employee under this Plan.

     1.10 Performance Stock Agreement means the written agreement between  the  Company  and a Key Employee to  whom  an  award  of

Performance Stock is made under this Plan.

      1.11  Plan  means this Poe & Brown, Inc. Performance  Stock

Plan.

      1.12 Stock means the common stock, $0.10 par value, of  the

Company.

      1.13  Year of Vesting Service means, with respect  to  each share  of  Performance Stock, a twelve consecutive  month  period measured  from the grant date of the Performance Stock  and  each successive  twelve  consecutive month period measured  from  each anniversary  of  such  grant date for that share  of  Performance

Stock.



                    ARTICLE II - ELIGIBILITY

      Only  Key Employees shall be eligible to receive awards  of

Performance  Stock under this Plan.  The Committee, in  its  sole and  absolute  discretion, shall determine the Key  Employees  to

whom  Performance  Stock  shall be  awarded.   A  member  of  the

Committee is not eligible to receive grants of Performance  Stock during the period he or she serves on the Committee or during the one-year period prior to the date he or she begins serving on the

Committee.



            ARTICLE III - STOCK AVAILABLE FOR AWARDS

      The  Company shall reserve 400,000 shares of Stock for  use under  this Plan.  All such shares of Stock shall be reserved  to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock that have  been

reacquired   by   the  Company.   Furthermore,  any

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shares of Performance Stock that are forfeited under Section 6.03  of  this

Plan shall again become available for use under this Plan.



                  ARTICLE IV - EFFECTIVE DATE

      This  Plan shall be effective on the date it is adopted  by the  Board,  subject to the approval of the shareholders  of  the

Company  within twelve months after the date of adoption of  this

Plan by the Board.  Any Performance Stock awarded under this Plan before  the  date of such shareholder approval shall  be  awarded expressly subject to such approval.



                   ARTICLE V - ADMINISTRATION

      This  Plan  shall  be administered by the  Committee.   The

Committee,  acting  in  its sole and absolute  discretion,  shall exercise such powers and take such action as expressly called for under this Plan.  Furthermore, the Committee shall have the power to  interpret  this  Plan and to take such other  action  in  the administration and operation of this Plan as the Committee  deems equitable under the circumstances, which action shall be  binding on  the  Company with respect to each affected Key  Employee  and each other person directly or indirectly affected by such action.

Nothing  in  this  Article V shall affect or impair  the  Board's power to take the actions reserved to it in this Plan.



             ARTICLE VI - PERFORMANCE STOCK AWARDS

      6.01  Committee Action.  The Committee shall have the right to  award shares of Performance Stock to Key Employees under this

Plan.   Each award of Performance Stock shall be evidenced  by  a

Performance Stock Agreement, and each Performance Stock Agreement shall  set  forth the conditions, if any, under which

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the  award will  be  effective  and  the  conditions  under  which  the  Key

Employee's  interest in the Performance Stock shall become  fully vested and nonforfeitable.

      6.02 Conditions for Awards.  The Committee may, in its sole and  absolute discretion, make the award of Performance Stock  to

Key  Employees effective only upon the satisfaction  of  one,  or

more   than  one,  objective  employment,  performance  or  other

condition  which  the  Committee  deems  appropriate  under   the

circumstances for Key Employees in general or for a Key  Employee in particular.  The related Performance Stock Agreement shall set forth  each  such condition and the deadline for satisfying  each such  condition.  If a Performance Stock award shall be effective only  upon  the satisfaction of one, or more than one, condition,

the  shares  of Stock underlying such award shall be  unavailable under Article III of this Plan as of the date on which such award

is  made.   If  an  award of Performance Stock  fails  to  become

effective under Section 6.01 of this Plan, the underlying  shares of Stock subject to such award shall be treated under Article III of  this Plan as forfeited and shall again become available under

Article III of this Plan as of the date of such failure to become effective.

      6.03 Conditions for Nonforfeitability of Performance Stock.

Subject  to  the  provisions of Article IX of this  Plan,  a  Key

Employee's interest in the shares of Performance Stock awarded to him  or her shall become fully vested and nonforfeitable upon the satisfaction  of  any conditions for the grant specified  by  the

Committee  pursuant to Section 6.02 and upon the  Key  Employee's completion  of fifteen Years of Vesting Service for the  Company.

Subject to the provisions of Article IX of this Plan, if the  Key

Employee's employment with the Company terminates before  his  or her  completion  of  fifteen Years of  Vesting  Service  for  the

Company,  the  Key Employee's interest in the awarded  shares  of

Performance Stock shall be forfeited unless:

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          (a)  the Key Employee has attained age sixty-four;

           (b)   the  Key Employee's employment with the  Company

     terminates as a result of his or her death or Disability; or

            (c)    the   Committee,  in  its  sole  and  absolute

     discretion, waives the conditions described in this  Section

     6.03.

If  an award of Performance Stock is made to a Key Employee after the  Key Employee attains age sixty-four, but before his  or  her employment  with  the  Company  terminates,  the  Key  Employee's interest in the awarded shares of Performance Stock shall  become fully vested and nonforfeitable on the Award Effective Date.

      6.04  Dividends and Voting Rights.  If a cash  dividend  is declared  on  a  share  of  Performance  Stock  after  the  Award

Effective  Date,  but before the Key Employee's interest  in  the

Performance  Stock  is  forfeited or  becomes  fully  vested  and nonforfeitable, the Company shall pay the cash dividend  directly to  the Key Employee.  If a Stock dividend is declared on a share of  Performance Stock after the Award Effective Date, but  before the Key Employee's interest in the Performance Stock is forfeited or  becomes  fully vested and nonforfeitable, the Stock  dividend shall  be treated as part of the award of the related Performance

Stock,  and  the  Key Employee's interest in such Stock  dividend shall  be forfeited or become nonforfeitable at the same time  as the  Performance Stock with respect to which the  Stock  dividend was paid is forfeited or becomes nonforfeitable.  The disposition of  each  other form of dividend which is declared on a share  of

Performance Stock shall be made in accordance with such rules  as the Committee shall adopt with respect to each such dividend.

      A  Key  Employee shall be allowed to exercise voting rights with  respect  to  a share of Performance Stock after  the  Award

Effective Date, but before the Key

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Employee's interest in the Performance  Stock  is  forfeited or  becomes fully  vested  and nonforfeitable.

     6.05 Satisfaction of Nonforfeitability Conditions; Provision

for Income and Excise Taxes.  A share of Stock shall cease to  be

Performance  Stock at such time as a Key Employee's  interest  in such share of Stock becomes fully vested and nonforfeitable under

Section  6.03  or  Article IX of this Plan, and  the  certificate representing such share of Stock shall be transferred to the  Key

Employee as soon as practicable thereafter.



             ARTICLE VII - SECURITIES REGISTRATION

      Each  Performance Stock Agreement shall provide that,  upon the receipt of shares of Stock as a result of the satisfaction of the  conditions  described  in Section  6.03  of  this  Plan  for nonforfeitability of Performance Stock, the Key  Employee  shall,

if  so  requested by the Company, hold such shares of  Stock  for investment and not with a view of resale or distribution  to  the public and, if so requested by the Company, shall deliver to  the

Company   a   written  statement  signed  by  the  Key   Employee

satisfactory  to  the Company to that effect.   With  respect  to

Stock  issued pursuant to this Plan, the Company at  its  expense shall  take  such action as it deems necessary or appropriate  to register  the  original issuance of such Stock to a Key  Employee under  the  Securities Act of 1933 or under any other  applicable securities  laws or to qualify such Stock for an exemption  under any  such  laws  prior to the issuance of such  Stock  to  a  Key

Employee.  Notwithstanding the foregoing, the Company shall  have no  obligation  whatsoever to take any such action in  connection with the transfer, resale or other disposition of such Stock by a

Key Employee.

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                   ARTICLE VIII - ADJUSTMENT

      The  Board, in its sole and absolute discretion,  may,  but shall  not be required to, adjust the number of shares  of  Stock reserved under Article III of this Plan and shares of Performance

Stock  theretofore granted in an equitable manner to reflect  any change  in the capitalization of the Company, including, but  not

limited to, such changes as Stock dividends or Stock splits.   If

any  adjustment under this Article VIII would create a fractional share  of  Stock, such fractional share shall be disregarded  and the number of shares of Stock reserved or granted under this Plan shall  be the next lower number of shares of Stock, rounding  all fractions  downward.  An adjustment made under this Article  VIII by  the  Board  shall be conclusive and binding on  all  affected persons  and,  further, shall not constitute an increase  in  the number of shares reserved under Article III within the meaning of

Article X(a) of this Plan.



   ARTICLE IX - SALE OR MERGER OF COMPANY; CHANGE IN CONTROL

      9.01 Sale or Merger.  If the Company agrees to sell all  or substantially  all of its assets for cash or property  or  for  a combination  of  cash  and  property or  agrees  to  any  merger,

consolidation,   reorganization,  division  or  other   corporate

transaction in which Stock is converted into another security  or into  the  right  to  receive securities  or  property  and  such agreement does not provide for the assumption or substitution  of

Performance  Stock  granted  under  this  Plan,  all  shares   of

Performance Stock shall become fully vested and nonforfeitable.

      9.02  Change  in  Control.  In the event  of  a  Change  in

Control,  the Board thereafter shall have the right to take  such action  with respect to any shares of Performance Stock that  are forfeitable,  or  all such shares of Performance  Stock,  as  the

Board in its sole and absolute discretion deems appropriate under

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the  circumstances  to protect the interests of  the  Company  in

maintaining  the  integrity  of  the  awards  under  this   Plan.

Furthermore,  the  Board shall have the right to  take  different action  under  this Section 9.02 with respect  to  different  Key

Employees or different groups of Key Employees, as the  Board  in its  sole  and  absolute discretion deems appropriate  under  the circumstances.

     Notwithstanding the foregoing provisions of this Article IX,

all  shares  of Performance Stock shall become fully  vested  and nonforfeitable  in the event of (i) any tender or exchange  offer for  Stock  accepted  by a majority of the  shareholders  of  the

Company;  or (ii) the death of J. Hyatt Brown and the  subsequent

sale   by   his  estate,  his  wife,  his  parents,  his   lineal

descendants,  any  trust  created  for  his  benefit  during  his lifetime, or any combination of the foregoing, of the Stock owned by J. Hyatt Brown prior to his death.



              ARTICLE X - AMENDMENT OR TERMINATION

      This Plan may be amended by the Board from time to time  to the  extent  that  the Board in its sole and absolute  discretion deems  necessary or appropriate.  Notwithstanding the  foregoing,

no  amendment of this Plan shall be made absent the  approval  of the  shareholders of the Company if the effect of  the  amendment is:

          (a)  to increase the number of shares of Stock reserved

     under Article III of this Plan;

           (b)   to  change the class of employees of the Company

     eligible  for  awards of Performance Stock or  to  otherwise materially  modify, within the meaning of Rule  16b-3  under the  Securities  Exchange  Act  of  1934,  as  amended,  the requirements  as  to eligibility for participation  in  this

     Plan; or

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           (c)   to  otherwise  materially increase,  within  the

     meaning  of  Rule  16b-3 of the Securities Exchange  Act  of

     1934,  as  amended, the benefits accruing to  Key  Employees under this Plan.

The  Board  in its sole and absolute discretion may  suspend  the awarding of Performance Stock under this Plan at any time and may terminate  this Plan at any time.  Notwithstanding the foregoing,

the Board shall not have the right to modify, amend or cancel any share  of  Performance Stock granted before  such  suspension  or termination unless the Key Employee to whom the Performance Stock is awarded consents in writing to such modification, amendment or cancellation,  or  there is a dissolution or liquidation  of  the

Company or a transaction described in Article VIII or IX of  this

Plan.

                   ARTICLE XI - TERM OF PLAN

      No Performance Stock shall be awarded under this Plan on or after the earlier of:

           (a)   the tenth anniversary of the effective  date  of

     this  Plan, as determined under Article IV of this Plan,  in which event this Plan otherwise thereafter shall continue in effect  until all Performance Stock awarded under this  Plan has  been  forfeited or the conditions described in  Section

     6.03  of  this Plan for nonforfeitability of all Performance

     Stock   awarded   under  this  Plan  have  been   completely

     satisfied; or

           (b)  the date on which all of the Stock reserved under

     Article  III  of  this  Plan  has,  as  a  result   of   the

     satisfaction of the conditions described in Section 6.03  of this Plan for nonforfeitability of Performance Stock awarded under  this Plan, been issued or no longer is available  for use  under  this Plan, in which event this Plan  also  shall terminate on such date.

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                  ARTICLE XII - MISCELLANEOUS

      12.01      Shareholder Rights.  Subject to Section 6.04  of

this Plan, a Key Employee's rights as a shareholder in the shares of  Performance Stock awarded to him or her shall be set forth in the related Performance Stock Agreement.

       12.02      No  Contract  of  Employment.   The  award   of

Performance  Stock to a Key Employee under this  Plan  shall  not constitute a contract of employment and shall not confer on a Key

Employee  any  rights upon his or her termination  of  employment with  the  Company in addition to those rights, if any, expressly set  forth in the Performance Stock Agreement related to  his  or her Performance Stock.

      12.03      Withholding.   The acceptance  of  an  award  of

Performance  Stock  shall constitute a Key  Employee's  full  and complete consent to whatever action the Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, that the Committee in its sole and absolute discretion deems applicable  to such Performance Stock.  The Committee also  shall have the right to provide in a Performance Stock Agreement that a

Key   Employee  may  elect  to  satisfy  federal  and  state  tax withholding  requirements through a reduction in  the  number  of shares  of  Stock actually transferred to him or her  under  this

Plan,  and  any  such  election and any such reduction  shall  be effected  so as to satisfy the conditions to the exemption  under

Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

      12.04     Governing Law.  The provisions of this Plan shall

be governed by and interpreted in accordance with the laws of the

State of Florida.

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      IN  WITNESS WHEREOF, Poe & Brown, Inc. has caused its  duly authorized  officer to execute this Plan as of the  31st  day  of

October, 1995, to evidence its adoption of this Plan.


                              POE & BROWN, INC.


                              By: /s/ Laurel J. Lenfestey
                                 _____________________________________
                                   Laurel J. Lenfestey
                                   Vice President, Secretary
                                     and General Counsel



Approved by the Board of Directors:  October 31, 1995

Approved by Shareholders: